UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
November 10, 2014

Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
555 East Airtex Drive Houston, Texas 77073 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
N.A.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Grant of Awards to Executive Officers under the Partnership’s 2012 Long-Term Incentive Plan
On November 10, 2014, the Compensation Committee of the Board of Directors of Sunoco GP (the “General Partner”), the general partner of Sunoco LP (the “Partnership”), granted awards of restricted phantom units (“Phantom Units”) under the Partnership’s 2012 Long-Term Incentive Plan (the “Plan”) to the executive officers of the General Partner in the amounts listed below.

Executive Officers & Title	Number of Phantom Units
Robert W. Owens President and Chief Executive Officer	50,000
Mary E. Sullivan Executive Vice President, Chief Financial Officer and Treasurer	15,000
Rocky B. Dewbre Executive Vice President-Channel Operations	15,000
Each phantom unit represents the equivalent of one common unit representing a limited partner interest of the Partnership (a “Unit”). The awards of Phantom Units were granted in tandem with distribution equivalent rights (“DERs”), which entitle the grantee to receive, so long as the corresponding Phantom Unit has not either vested or been forfeited, an amount in cash equal to the distribution per Unit made by the Partnership on its outstanding Units. The awards of Phantom Units are subject to vesting based upon the grantee’s continuous service through the vesting date and such other terms as set forth in the applicable award agreement. Upon the vesting of each Phantom Unit, the Partnership will deliver to the grantee one Unit.
The foregoing description of the Phantom Unit awards under the Plan is not complete and is qualified by reference to the form of the Restricted Phantom Unit Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this item.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	EXHIBIT
99.1	Form of Restricted Phantom Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	Sunoco GP LLC, its general partner
Date: November 14, 2014	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description
99.1	Form of Restricted Phantom Unit Agreement